EXECUTION COPY

FIFTH AMENDMENT

FIFTH AMENDMENT (this "Amendment") dated as of June 29, 1999 to the Assumption Agreement and Amended and Restated Credit Agreement, dated as of November 6, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among TransWestern Publishing Company LLC, a Delaware limited liability company (the "Company"), TWP Capital Corp. II, a Delaware corporation and a wholly owned Subsidiary of the Company ("TWP Capital II"; the Company and TWP Capital II, collectively, the "Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Canadian Imperial Bank of Commerce, New York Agency, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent") and First Union National Bank, a national banking association, as documentation agent for the Lenders thereunder (in such capacity, the "Documentation Agent" and, together with the Administrative Agent, the "Agents").

W I T N E S S E T H :

WHEREAS, the Company has requested and the Administrative Agent and the Required Lenders have agreed to amend a certain provision of the Credit Agreement in the manner provided below;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1. Defined Terms. As used in this Amendment, unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined. Unless otherwise indicated, all section and subsection references are to the Credit Agreement.

SECTION 2. Amendment. Subsection 7.1(b) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

"(b) Total Leverage. Permit the Total Leverage Ratio of the Company at any time during any period specified below to be greater than the Total Leverage Ratio set forth opposite such period below:

	Period		Total
	Leverage Ratio

End of Bridge Period to June 30, 1999	        6.50:1.00
July 1, 1999 to December 31, 1999            6.00:1.00
January 1, 2000 to December 31, 2000         5.50:1.00
January 1, 2001 to December 31, 2001         5.00:1.00
January 1, 2002 to December 31, 2002	        4.00:1.00
January 1, 2003 to the Facilities Termination Date 3.50:1.00.

SECTION 3. Representations and Warranties. After giving effect to this Amendment, each Borrower hereby confirms, reaffirms and restates the representations and warranties made by it in the Credit Agreement, provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment. Each Borrower represents and warrants that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 4. Conditions to Effectiveness. This Amendment shall become effective as of the date set forth above upon receipt by the Administrative Agent of counterparts of this Amendment, duly executed and delivered by the Borrowers, Holdings and the Required Lenders.

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SECTION 5.  Miscellaneous.  Except as expressly amended herein, the Credit
Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. This Amendment may be executed by the parties hereto in any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The Company agrees to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Amendment including, without limitation, the fees and disbursements of counsel to the Administrative Agent. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their properly and duly authorized officers as of the day and year first above written.

TRANSWESTERN PUBLISHING COMPANY LLC
By: /s/ Joan M. Fiorito
Title: Vice President - CFO

TWP CAPITAL CORP. II
By: /s/ Joan M. Fiorito
Title: Vice President - CFO

TRANSWESTERN HOLDINGS L.P.
By: /s/ Joan M. Fiorito
Title: Vice President - CFO

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as Administrative Agent
By: /s/ Tefta Ghilaga
Title: Executive Director

CIBC INC., as a Lender
By: /s/ Tefta Ghilaga
Title: Executive Director

FIRST UNION NATIONAL BANK, as Documentation Agent and as a Lender
By: /s/ Mark Misenheimer
Title: Director

BANK OF HAWAII
By: /s/ James Polk
Title: Vice President

BANKBOSTON, N.A.
By: /s/ Jennifer R. Buras
Title: Director

BANKERS TRUST COMPANY
By: /s/ Jim Reilly
Title: Vice President

FLEET NATIONAL BANK
By: /s/ Garret Komjathy
Title: Vice President

ARCHIMEDES FUNDING, L.L.C.
By:	ING Capital Advisors, Inc.,
as Collateral Manager
By: /s/ Michael D. Hatley
Title: Managing Director

KZH CRESCENT LLC
By: /s/ Peter Chin
Title: Authorized Agent

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KZH CRESCENT-3 LLC
By: /s/ Peter Chin
Title: Authorized Agent

CRESCENT/MACH I PARTNERS, L.P.
By: /s/ Jonathan Insull
Title: Vice President

VAN KAMPEN AMERICAN SENIOR
INCOME TRUST
By: /s/ Lisa M. Mincheski
Title: Vice President

VAN KAMPEN AMERICAN CAPITAL SENIOR FLOATING RATE FUND
By: /s/ Lisa M. Mincheski
Title: Vice President

ALLIANCE INVESTMENT OPPORTUNITIES FUND, L.L.C.
By:  Alliance Investment Opportunities Management, L.L.C., as Managing Member
By:  Alliance Capital Management L.P., as    Managing Member
By:  Alliance Capital Management             Corporation, as General Partner
By: /s/ Joel Serebransky
Title: Senior Vice President


MONUMENT CAPITAL, LTD.
By: /s/ Kenneth G. Ostmann
Title: Vice President